PRICING SUPPLEMENT NO. 69                                        Rule 424(b)(3)
DATED: November 6, 1997                                      File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:         Floating Rate Notes         Book Entry Notes
$68,000,000               [x]                         [x]

Original Issue Date:      Fixed Rate Notes            Certificated Notes
November 6, 1997          [_]                         [_]


Maturity Date:
November 6, 1998

Option to Extend Maturity:         No  [x]

                                   Yes [_]   Final Maturity Date:

                                                 Optional            Optional
                            Redemption           Repayment           Repayment
Redeemable On               Price(s)             Date(s)             Price(s)
-------------               -----------          ----------          ----------

N/A                         N/A                  N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Monthly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: 5.63625%

Index Maturity:  One Month

Spread (plus or minus): -0.02%
-------------------

*        On the 6th of each month.

**       On the 6th of each month.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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